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                          PHP HEALTHCARE CORPORATION

                                   EXHIBIT 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                               THREE MONTHS ENDED
                             JULY 31, 1997 AND 1996
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                                                                  THREE MONTHS
                                                                 ENDED JULY 31,
                                                            -------------------------
                                                               1997          1996
                                                            -----------  ------------
Primary Earnings Per Share
--------------------------

Primary
   Net earnings...........................................  $ 1,045,000  $ 2,159,000
                                                            ===========  ===========

Weighted average number of common
  shares outstanding......................................   11,409,820   11,044,095

Add common share equivalents (determined
  using the "treasury stock method") repre-
  senting shares issuable upon exercise of
  stock options and warrants..............................    2,252,370    2,833,254

Shares held in escrow.....................................          ---      (88,572)
                                                            -----------  -----------

Weighted average number of shares used
  in calculation of primary earnings per
  share...................................................   13,662,190   13,788,777
                                                            ===========  ===========

Primary earnings per common share.........................        $0.08        $0.16
                                                            ===========  ===========

Fully Diluted Earnings Per Share
--------------------------------

Fully diluted
   Net earnings...........................................  $ 1,045,000  $ 2,159,000
      Net interest expense related to convertible debt....        9,000        6,000
                                                            -----------  -----------
   Net earnings as adjusted...............................  $ 1,054,000  $ 2,165,000
                                                            ===========  ===========

Weighted average number of common
  shares outstanding......................................   11,409,820   11,044,095

Add common share equivalents (determined
  using the "treasury stock" method) repre-
  senting shares issuable upon exercise of
  stock options and warrants..............................    2,338,910    2,833,254

Assumed conversion of convertible debt....................      111,111      111,111

Shares held in escrow.....................................          ---      (88,572)
                                                            -----------  -----------

Weighted average number of shares used
  in calculation of fully diluted earnings
  per share...............................................   13,859,841   13,899,888
                                                            ===========  ===========

Fully diluted earnings per common share...................        $0.08        $0.16
                                                            ===========  ===========

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